Exhibit 99.1

CPSI Announces Third Quarter 2019 Results

Company Announces Quarterly Cash Dividend of $0.10 Per Share

Highlights for Third Quarter 2019:

  Revenues of $68.7 million;
  TruBridge bookings of $10.2 million;
  Total bookings of $23.6 million;
  GAAP net income of $4.1 million and non-GAAP net income of $8.8 million;
  GAAP earnings per diluted share of $0.29 and non-GAAP earnings per diluted share of $0.64;
  Adjusted EBITDA of $12.2 million;
  Cash provided by operations of $8.1 million; and
  Quarterly dividend of $0.10 per share.

MOBILE, Ala.--(BUSINESS WIRE)--November 5, 2019--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the third quarter and nine months ended September 30, 2019.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.10 per share, payable on November 29, 2019, to stockholders of record as of the close of business on November 15, 2019.

Total revenues for the third quarter ended September 30, 2019, were $68.7 million, compared with total revenues of $69.3 million for the prior-year quarter. GAAP net income for the third quarter ended September 30, 2019, was $4.1 million, or $0.29 per diluted share, compared with $5.7 million, or $0.41 per diluted share, for the third quarter ended September 30, 2018. Cash provided by operations for the third quarter of 2019 was $8.1 million, compared with $7.0 million for the prior-year quarter.

Total revenues for the nine months ended September 30, 2019, were $204.0 million, compared with total revenues of $208.1 million for the prior-year period. GAAP net income for the nine months ended September 30, 2019, was $9.2 million, or $0.65 per diluted share, compared with $10.0 million, or $0.72 per diluted share, for the nine months ended September 30, 2018. Cash provided by operations for the first nine months of 2019 was $25.5 million, compared with $14.9 million for the prior-year period.

“Our results for the third quarter reflect progress against our continued focus to drive TruBridge growth, increase add-on sales into our EHR base, and maintain close management of our operations,” said Boyd Douglas, president and chief executive officer of CPSI. “TruBridge sales led the way, along with an increased client interest in transitioning to our SaaS model, nTrust, as the third quarter delivered the strongest bookings to date in 2019.”

Commenting on the Company’s financial performance for the quarter, Matt Chambless, chief financial officer of CPSI, stated, “The resumption of double-digit year-over-year revenue growth for TruBridge, along with our continued execution of cost structure initiatives, has allowed CPSI to offset much of the variability in nonrecurring revenues, resulting in a 15% increase in income before taxes and another strong quarter of operating cash flows. We are pleased with our solid bookings execution during the third quarter, particularly within key strategic categories. We are excited about the opportunities ahead for CPSI and look forward to delivering more value-added services to our customers and their communities.”

Douglas added, “I am very pleased with the sustained strength of our pipeline as we head toward the completion of 2019, and it is especially encouraging to start out the fourth quarter with a $2.1 million international contract for our EHR system that was signed in early October.”

CPSI will hold a live webcast to discuss third quarter 2019 results today, Tuesday, November 5, 2019, at 4:30 p.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post‑acute care facilities. Founded in 1979, CPSI offers its products and services through four companies – Evident, LLC; American HealthTech, Inc.; TruBridge, LLC; and iNetXperts, Corp., d/b/a Get Real Health. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive acute care EHR solutions and related services for community hospitals and their physician clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and related services for post-acute care facilities. TruBridge focuses on providing business management, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health delivers technology solutions aimed at improving patient engagement for individuals and healthcare providers. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, the Company’s level of recurring and non-recurring revenue, bookings, and customer retention rates, the Company’s shareholder returns and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry, including the effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of our hospital customers; government regulation of our products and services and the healthcare and health insurance industries, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; saturation of our target market and hospital consolidations; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our potential inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; failure to properly manage growth in new markets we may enter; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; changes in accounting principles generally accepted in the United States; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales revenues:
System sales and support	$40,990	$44,425	$123,877	$132,923
TruBridge	27,709	24,872	80,119	75,162
Total sales revenues	68,699	69,297	203,996	208,085

Costs of sales:
System sales and support	18,761	19,583	54,776	57,528
TruBridge	14,023	13,590	41,660	40,501
Total costs of sales	32,784	33,173	96,436	98,029

Gross profit	35,915	36,124	107,560	110,056

Operating expenses:
Product development	9,158	9,305	27,684	27,375
Sales and marketing	6,654	7,546	21,158	22,778
General and administrative	10,996	11,220	34,909	36,772
Amortization of acquisition-related intangibles	3,100	2,692	8,139	7,895
Total operating expenses	29,908	30,763	91,890	94,820

Operating income	6,007	5,361	15,670	15,236

Other income (expense):
Other income	4	201	535	593
Interest expense	(1,702)	(1,829)	(5,269)	(5,615)
Total other expense	(1,698)	(1,628)	(4,734)	(5,022)

Income before taxes	4,309	3,733	10,936	10,214
Provision (benefit) for income taxes	174	(2,016)	1,695	170
Net income	$4,135	$5,749	$9,241	$10,044

Net income per common share – basic and diluted	$0.29	$0.41	$0.65	$0.72

Weighted average shares outstanding used in per common share computations – basic and diluted	13,829	13,604	13,760	13,547

COMPUTER PROGRAMS AND SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30, 2019	Dec. 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,988	$5,732
Accounts receivable, net of allowance for doubtful accounts of $2,121 and $2,124, respectively	39,350	40,474
Financing receivables, current portion, net	12,295	15,059
Inventories	1,472	1,498
Prepaid income taxes	2,130	2,120
Prepaid expenses and other	6,444	5,055
Total current assets	65,679	69,938

Property and equipment, net	11,826	10,875
Operating lease assets	8,061	-
Financing receivables, net of current portion	18,214	19,263
Other assets, net of current portion	1,139	995
Intangible assets, net	85,977	86,226
Goodwill	149,960	140,449
Total assets	$340,856	$327,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,580	$5,668
Current portion of long-term debt	8,430	6,486
Deferred revenue	8,656	10,201
Accrued vacation	4,324	3,929
Other accrued liabilities	13,984	12,219
Total current liabilities	42,974	38,503

Long-term debt, less current portion	112,540	124,583
Operating lease liabilities, net of current portion	6,578	-
Deferred tax liabilities	6,733	4,877
Total liabilities	168,825	167,963

Stockholders’ Equity:
Common stock, $0.001 par value per share; 30,000 shares authorized; 14,356 and 14,083 shares issued and outstanding	14	14
Additional paid-in capital	172,093	164,793
Retained earnings	(76)	(5,024)
Total stockholders’ equity	172,031	159,783
Total liabilities and stockholders’ equity	$340,856	$327,746

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income	$9,241	$10,044
Adjustments to net income:
Provision for bad debt	1,975	2,366
Deferred taxes	376	(231)
Stock-based compensation	7,297	7,303
Depreciation	1,084	1,416
Amortization of acquisition-related intangibles	8,139	7,895
Amortization of deferred finance costs	259	259
Changes in operating assets and liabilities:
Accounts receivable	(157)	(4,174)
Financing receivables	3,483	(5,975)
Inventories	26	219
Prepaid expenses and other	(1,426)	(47)
Accounts payable	1,318	(1,641)
Deferred revenue	(1,975)	1,178
Other liabilities	(4,116)	(1,821)
Income taxes payable	(11)	(1,939)
Net cash provided by operating activities	25,513	14,852

Investing activities:
Purchase of business, net of cash received	(10,733)	-
Purchases of property and equipment	(1,670)	(818)
Net cash used in investing activities	(12,403)	(818)

Financing activities:
Dividends paid	(4,293)	(4,211)
Payments of long-term debt principal	(11,665)	(11,877)
Payments of contingent consideration	(206)	-
Proceeds from revolving line of credit	11,000	7,300
Payments of revolving line of credit	(9,693)	(591)
Proceeds from exercise of stock options	3	-
Net cash used in financing activities	(14,854)	(9,379)

Net (decrease) increase in cash and cash equivalents	(1,744)	4,655

Cash and cash equivalents, beginning of period	5,732	520
Cash and cash equivalents, end of period	$3,988	$5,175

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Other Supplemental Information
Consolidated Bookings
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
System sales and support(1)	$13,365	$11,543	$34,668	$46,901
TruBridge(2)	10,248	7,302	17,572	17,492
Total	$23,613	$18,845	$52,240	$64,393

(1) Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2) Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands)
Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income, as reported	$4,135	$5,749	$9,241	$10,044
Depreciation expense	354	349	1,084	1,416
Amortization of acquisition-related intangible assets	3,100	2,692	8,139	7,895
Stock-based compensation	2,170	2,611	7,297	7,303
Severance and other nonrecurring charges	587	916	2,928	916
Interest expense and other, net	1,698	1,628	4,734	5,022
Provision for income taxes	174	(2,016)	1,695	170
Adjusted EBITDA	$12,218	$11,929	$35,118	$32,766

The performance measure of Adjusted EBITDA, as presented above, excludes the cash benefits derived from the utilization of net operating loss carryforwards acquired in the Healthland acquisition (“NOL Utilization”). However, NOL Utilization is included as an adjustment to net income in order to calculate Consolidated EBITDA per the terms of our credit facility. NOL Utilization was approximately $0.8 million and $2.5 million for the three months and nine months ended September 30, 2019, respectively, compared with $0.8 million and $2.4 million for the three and nine months ended September 30, 2018, respectively.

COMPUTER PROGRAMS AND SYSTEMS, INC.
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)
Non-GAAP Net Income and Non-GAAP Earnings Per Share (“EPS”)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income, as reported	$4,135	$5,749	$9,241	$10,044
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,100	2,692	8,139	7,895
Stock-based compensation	2,170	2,611	7,297	7,303
Severance and other nonrecurring charges	587	916	2,928	916
Non-cash interest expense	86	86	259	259
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,248)	(1,324)	(3,911)	(3,438)
Tax shortfall from stock-based compensation	-	-	186	394
Non-GAAP net income	$8,830	$10,730	$24,139	$23,373
Weighted average shares outstanding, diluted	13,829	13,604	13,760	13,547
Non-GAAP EPS	$0.64	$0.79	$1.75	$1.73

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income (loss) as reported and adjusts for (i) depreciation; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring expenses; (v) interest expense and other, net; and (vi) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income (loss) as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring expenses; (iv) non-cash charges to interest expense; and (v) the total tax effect of items (i) through (iv). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring expenses – Non-recurring expenses relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash charges to interest expense and other – Non-cash charges to interest expense and other includes amortization of deferred debt issuance costs. We exclude non-cash charges to interest expense and other from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock; and (iii) excluding these amounts assists in the comparability between current period results and results during periods prior to the adoption of ASU 2016-09.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100